                                                                     EXHIBIT 4.7


                               GUARANTEE AGREEMENT


                                     BETWEEN



                                    VIB CORP
                                 (AS GUARANTOR)



                                       AND


                            WILMINGTON TRUST COMPANY
                              (AS GUARANTY TRUSTEE)




                                   DATED AS OF



                                FEBRUARY 5, 1999

                             CROSS-REFERENCE TABLE*


      SECTION OF                                                                                        SECTION OF
TRUST INDENTURE ACT                                                                                      GUARANTEE
OF 1939, AS AMENDED                                                                                      AGREEMENT
-------------------                                                                                     ----------

310(a)......................................................................................................4.01(a)
310(b)................................................................................................4.01(c), 2.08
310(c).................................................................................................Inapplicable
311(a)......................................................................................................2.02(b)
311(b) .....................................................................................................2.02(b)
311(c).................................................................................................Inapplicable
312(a) .....................................................................................................2.02(a)
312(b)......................................................................................................2.02(b)
313 ...........................................................................................................2.03
314(a).........................................................................................................2.04
314(b).................................................................................................Inapplicable
314(c).........................................................................................................2.05
314(d).................................................................................................Inapplicable
314(e).............................................................................................1.01, 2.05, 3.02
314(f)...................................................................................................2.01, 3.02
315(a)......................................................................................................3.01(d)
315(b).........................................................................................................2.07
315(c).........................................................................................................3.01
315(d)......................................................................................................3.01(d)
316(a)................................................................................................5.04(a), 2.06
316(b).........................................................................................................5.03
316(c).........................................................................................................2.02
317(a).................................................................................................Inapplicable
317(b).................................................................................................Inapplicable
318(a)......................................................................................................2.01(b)
318(b).........................................................................................................2.01
318(c)......................................................................................................2.01(a)


--------
      *This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS...........................................................................................1
         SECTION 1.01.  DEFINITIONS...............................................................................1
ARTICLE II - TRUST INDENTURE ACT..................................................................................4
         SECTION 2.01.  TRUST INDENTURE ACT; APPLICATION..........................................................4
         SECTION 2.02.  LISTS OF HOLDERS..........................................................................4
         SECTION 2.03.  REPORTS BY THE GUARANTEE TRUSTEE..........................................................5
         SECTION 2.04.  PERIODIC REPORTS TO GUARANTEE TRUSTEE.....................................................5
         SECTION 2.05.  EVIDENCE OF COMPLIANCE WITH CONDITIONS
                  PRECEDENT.......................................................................................5
         SECTION 2.06.  EVENTS OF DEFAULT; WAIVER.................................................................5
         SECTION 2.07.  EVENT OF DEFAULT; NOTICE..................................................................5
         SECTION 2.08.  CONFLICTING INTERESTS.....................................................................6
ARTICLE III - POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE......................................................6
         SECTION 3.01.  POWERS AND DUTIES OF THE GUARANTEE TRUSTEE................................................6
         SECTION 3.02.  CERTAIN RIGHTS OF GUARANTEE TRUSTEE.......................................................8
         SECTION 3.03.  INDEMNITY.................................................................................9
ARTICLE IV - GUARANTEE TRUSTEE....................................................................................9
         SECTION 4.01.  GUARANTEE TRUSTEE; ELIGIBILITY............................................................9
         SECTION 4.02.  APPOINTMENT, REMOVAL AND RESIGNATION OF
                  GUARANTEE TRUSTEE..............................................................................10
ARTICLE V - GUARANTEE............................................................................................11
         SECTION 5.01.  GUARANTEE................................................................................11
         SECTION 5.02.  WAIVER OF NOTICE AND DEMAND..............................................................11
         SECTION 5.03.  OBLIGATIONS NOT AFFECTED.................................................................11
         SECTION 5.04.  RIGHTS OF HOLDERS........................................................................12
         SECTION 5.05.  GUARANTEE OF PAYMENT.....................................................................12
         SECTION 5.06.  SUBROGATION..............................................................................12
         SECTION 5.07.  INDEPENDENT OBLIGATIONS..................................................................12
ARTICLE VI - COVENANTS AND SUBORDINATION.........................................................................13
         SECTION 6.01.  COVENANTS................................................................................13
         SECTION 6.02.  SUBORDINATION............................................................................13
         SECTION 6.03.  PARI PASSU GUARANTEES....................................................................13
ARTICLE VII - TERMINATION........................................................................................14
         SECTION 7.01.  TERMINATION..............................................................................14
ARTICLE VIII - MISCELLANEOUS.....................................................................................14
         SECTION 8.01.  SUCCESSORS AND ASSIGNS...................................................................14
         SECTION 8.02.  AMENDMENTS...............................................................................14
         SECTION 8.03.  NOTICES..................................................................................14
         SECTION 8.04.  BENEFIT..................................................................................15
         SECTION 8.05.  INTERPRETATION...........................................................................16
         SECTION 8.06.  GOVERNING LAW............................................................................16

         SECTION 8.07.  COUNTERPARTS.............................................................................16

                               GUARANTEE AGREEMENT


      This GUARANTEE AGREEMENT, dated as of February 5, 1999, is executed and delivered by VIB Corp, a California corporation (the "Guarantor"), to Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Valley Capital Trust, a Delaware statutory business trust (the "Issuer").

      WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of February 5, 1999 among the Trustees of the Issuer named therein, the Guarantor, as Depositor (as defined in the Trust Agreement), and the Holders, from time to time, of undivided beneficial interests in the assets of the Trust, the Issuer is issuing up to $23,000,000 aggregate liquidation amount of its 9.00% Capital Securities (liquidation amount $1,000 per capital security) (the "Capital Securities" and, together with the Common Securities, the "Trust Securities") and up to $712,000 aggregate liquidation amount of its Common Securities, each representing ownership interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

      WHEREAS, the Trust Securities will be issued by the Issuer and the proceeds thereof will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with Wilmington Trust Company, as Property Trustee under the Trust Agreement, as trust assets; and

      WHEREAS, as an incentive for the Holders to purchase Capital Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Capital Securities.

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof unless otherwise indicated.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, however that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Capital Securities" has the meaning specified in the recitals to this Guarantee Agreement.

      "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer (liquidation amount $1,000 per Common Security).

      "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

      "Event of Default" means (i) a default by the Guarantor on any of its payment obligations under this Guarantee Agreement or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

      "Guarantee" or "Guarantee Agreement" means this Guarantee Agreement, dated as of February 5, 1999, between VIB Corp and the Guarantee Trustee.

      "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer shall have funds available therefor at such time; (ii) the Redemption Price (as defined in the Trust Agreement) with respect to the Capital Securities called for redemption by the Issuer to the extent the Issuer shall have funds available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders or a redemption of all of the Capital Securities), the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) to the extent the Issuer shall have funds available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer after satisfaction of liabilities to creditors of the Issuer as required by applicable law.

      "Guarantee Trustee" means Wilmington Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

      "Holder" means any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

      "Indenture" means the Junior Subordinated Indenture dated as of February 5, 1999, between the Guarantor and Wilmington Trust Company, as trustee.

      "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the liquidation amount of all then outstanding Capital Securities.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, Chief Investment Officer, Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

      (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

      (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

      (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Responsible Officer" means, with respect to the Guarantee Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any financial services officer or any other officer of the Corporate Trust Administration Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

      "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Guarantee or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Guarantee or to other Debt which is pari passu with, or subordinated to, the Guarantee; provided, however, that Senior Debt shall not be deemed to include: (a) any Debt of the Guarantor which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Guarantor; (b) any Debt of the Guarantor to any of its Subsidiaries (as defined in the Indenture);
(c) Debt to any employee of the Guarantor; (d) trade accounts payable of the Guarantor; (e) accrued liabilities arising in the ordinary course of business of the Guarantor; (f) the Debentures; and (g) the Guarantee.

      "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II

                               TRUST INDENTURE ACT

      SECTION 2.01. TRUST INDENTURE ACT; APPLICATION.

      (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act, which are required to be part of this Guarantee Agreement, and this Guarantee shall be governed by such provisions as if such Act applied to this Guarantee.

      (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, such provision shall be deemed to apply to this Guarantee Agreement as so modified or excluded, as the case may be.

      SECTION 2.02. LISTS OF HOLDERS.

      (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) quarterly, not later than April 15, July 15, October 15 and January 15 in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

      (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

      SECTION 2.03. REPORTS BY THE GUARANTEE TRUSTEE. Not later than July 15 of each year, commencing July 15, 1999, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

      SECTION 2.04. PERIODIC REPORTS TO GUARANTEE TRUSTEE. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act as if such Act were applicable to this Guarantee.

      SECTION 2.05. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

      SECTION 2.06. EVENTS OF DEFAULT; WAIVER. The Holders of a Majority in liquidation amount of the Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      SECTION 2.07. EVENT OF DEFAULT; NOTICE.

      (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Events of Default known to the Guarantee Trustee, unless such Event of Default has been cured before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

      (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained actual knowledge, of such Event of Default.

      SECTION 2.08. CONFLICTING INTERESTS. The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III

                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

      SECTION 3.01. POWERS AND DUTIES OF THE GUARANTEE TRUSTEE.

      (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.04(iv) of the Amended and Restated Trust Agreement dated February 5, 1999, or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any

            Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

      (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders of the Capital Securities.

      (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.01), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                  (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement or the Trust Indenture Act, as applicable;

            (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

            (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

      SECTION 3.02. CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

      (a)   Subject to the provisions of Section 3.01:

            (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

            (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

            (iv) The Guarantee Trustee may (at the expense of the Guarantor) consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee

                  Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

            (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

            (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

            (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders of the Capital Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

      (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

      SECTION 3.03. INDEMNITY. The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.


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
                                   ARTICLE IV

                                GUARANTEE TRUSTEE

      SECTION 4.01. GUARANTEE TRUSTEE; ELIGIBILITY.

      (a)   There shall at all times be a Guarantee Trustee which shall:

            (i)   not be an Affiliate of the Guarantor; and

            (ii) be a Person that would be eligible pursuant to the Trust Indenture Act (as if such Act were applicable hereto) to act as such and has a combined capital and surplus of at least Fifty Million U.S. Dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then, for the purposes of this Section 4.01(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in
            Section 4.02(c).

      (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

      SECTION 4.02. APPOINTMENT, REMOVAL AND RESIGNATION OF GUARANTEE TRUSTEE.


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
      (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

      (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

      (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by an instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

      (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 30 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

      SECTION 5.01. GUARANTEE. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense (other than the defense of payment), right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

      SECTION 5.02. WAIVER OF NOTICE AND DEMAND. The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      SECTION 5.03. OBLIGATIONS NOT AFFECTED. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

      (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities or Common Securities to be performed or observed by the Issuer;

      (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities or Common Securities;

      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities or any action on the part of the Issuer granting indulgence or extension of any kind;

      (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

      (e) any invalidity of, or defect or deficiency in, the Capital Securities or the Common Securities;

      (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this
            Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

      SECTION 5.04. RIGHTS OF HOLDERS. The Guarantor expressly acknowledges that : (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (d) any Holder of Capital Securities may, to the extent permissible under applicable law, institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

      SECTION 5.05. GUARANTEE OF PAYMENT. This Guarantee Agreement creates a guarantee of payment and not a guarantee of collection. This Guarantee Agreement will not be discharged except by payment of the Guaranty Payments in full (without duplication of amounts theretofore paid by Issue or upon distribution of Debentures to Holders as provided in the Trust Agreement).

      SECTION 5.06. SUBROGATION. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      SECTION 5.07. INDEPENDENT OBLIGATIONS. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

      SECTION 6.01. COVENANTS. So long as any Capital Securities remain outstanding, in the event (a) the Guarantor shall be in default with respect to its Guarantee Payments hereunder, (b) there shall have occurred and be continuing any Event of Default under the Indenture or (c) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Indenture) and such period, or any extension thereof, is continuing, the Guarantor shall not, and shall cause its Subsidiaries (as defined in the Indenture) not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's outstanding capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Debentures or make any guarantee payments with respect to the foregoing, (iii) sell, lease, license, transfer or otherwise dispose of any asset or interest therein or (iv) with respect to the Guarantor, make any capital contributions or similar advances to any Subsidiaries; provided, however, that nothing shall prevent (A) any such transaction in the ordinary course of business or in immaterial amounts (other than transactions described in clause (iv) above), (B) reorganizations of Subsidiaries, so long as the Guarantor's percentage ownership interest in such Subsidiaries does not decrease, (C) dividends or distributions in common stock of the Guarantor, (D) payments hereunder, or under any similar guarantee by the Guarantor with respect to any other securities of any of its Subsidiaries; provided that the proceeds of the issuance of such securities were used to purchase debt securities of the Guarantor that rank pari passu with or junior to the Debentures and (E) purchases of common stock of the Guarantor related to the rights under any of the Guarantor's benefit plans for its directors, officers or employees.

      SECTION 6.02. SUBORDINATION. The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article Eleven of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Debt (as defined in the Indenture) of the Guarantor.

      SECTION 6.03. PARI PASSU GUARANTEES. The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under (a) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by a business trust or similar entity whose common securities are owned, directly or indirectly, by the Guarantor, (b) the Indenture and the Debentures issued thereunder; (c) the Expense Agreement (as defined in the Trust Agreement) and any similar expense agreements entered into by the Guarantor in connection with the offering of capital securities issued by a business trust or similar entity whose common securities are owned, directly or indirectly, by the Guarantor, and (d) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks pari passu with the obligations of the Guarantor under this Guarantee Agreement.

                                   ARTICLE VII

                                   TERMINATION

      SECTION 7.01. TERMINATION. This Guarantee Agreement shall terminate and be of no further force and effect upon (a) full payment of the Redemption Price of all Capital Securities, (b) subject to Federal Reserve approval, if then required under the applicable capital guidelines or policies of the Federal Reserve, the distribution of Debentures to Holders of Capital Securities in exchange for all of the Capital Securities or (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Capital Securities or this Guarantee Agreement. Guarantor will indemnify each Holder and hold it harmless from and against any loss it may suffer in such circumstance. Guarantor unconditionally waives any right to revoke this Guarantee Agreement under
Section 2815 of the California Civil Code or otherwise.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01. SUCCESSORS AND ASSIGNS. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor or a conveyance, transfer or lease of the Guarantor's properties that, in either case, is permitted under Article Eight of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.

      SECTION 8.02. AMENDMENTS. Except with respect to any changes that do not adversely affect the rights of Holders in any material respect (in which case no consent of Holders will be required), this Guarantee Agreement may be amended only with the prior approval of the Holders of not less than a Majority in liquidation amount of the outstanding Capital Securities. The provisions of
Article VI of the Trust Agreement concerning meetings of Holders shall apply to the giving of such approval.

      SECTION 8.03. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

      (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee:

                  VIB Corp
                  1498 Main Street
                  El Centro, California 92243
                  Facsimile No: (760) 337-3229
                  Attention: Harry G. Gooding, III

      (b) if given to the Issuer, at the address or telecopy number set forth below or such other address as the Issuer may give notice of to the Guarantee Trustee:

                  Valley Capital
                  1498 Main Street
                  El Centro, California 92243
                  Facsimile No: (760) 337-3229
                  Attention:  Administrative Trustee

                  with copy to:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  Facsimile No: (302) 651-8882
                  Attention:  Corporate Trust Administration

      (c) if given to the Guarantee Trustee, at the Guarantee Trustee's address or telecopy number set forth below:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE 19890-0001
                  Facsimile No: (302) 651-8882
                  Attention:  Corporate Trust Administration

      (d) if given to any Holder of Capital Securities, at the address set forth on the books and records of the Issuer.

All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      SECTION 8.04. BENEFIT. This Guarantee Agreement is solely for the benefit of the Holders, and is not separately transferable from the Capital Securities, subject to Section 3.01(a).

      SECTION 8.05. INTERPRETATION. In this Guarantee Agreement, unless the context otherwise requires:

      (a) Capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.01 unless otherwise indicated;

      (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

      (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

      (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

      (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

      (f)   a reference to the singular includes the plural and vice versa; and

      (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

      SECTION 8.06. GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

      SECTION 8.07. COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      This GUARANTEE AGREEMENT is executed as of the day and year first above written.

VIB CORP                               WILMINGTON TRUST COMPANY,
                                       as Guarantee Trustee


By: /s/ DENNIS L. KERN             By: /s/ JAMES P. LAWLER
    ---------------------------        ----------------------------
Name:   Dennis L. Kern                 Name:   James P. Lawler
Title:  President and Chief            Title:  Vice President
        Executive Officer